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                                                                    EXHIBIT 99.2

     NEWMARK SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following selected historical consolidated financial data of Newmark are derived from Newmark's consolidated financial statements and the related notes included elsewhere in this Form 8-K and other financial data of Newmark. Westbrooke is accounted for as a discontinued operation of Newmark for all periods discussed below and, therefore, the operating and financial data below do not include Westbrooke. These historical results are not necessarily indicative of the results of operations or financial condition to be expected in the future. You should read the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of Newmark and the related notes to those financial statements included elsewhere in this Form 8-K.

                                                                      YEAR ENDED DECEMBER 31,
                                                      --------------------------------------------------------
                                                        2001        2000      1999(1)       1998        1997
                                                      --------    --------    --------    --------    --------
                                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Revenues(2).........................................  $424,288    $462,293    $420,748    $289,752    $215,360
Cost of sales(3)....................................   338,521     375,121     348,617     236,621     175,300
Equity from unconsolidated subsidiaries.............       918         729         725         812         465
Selling, general and administrative expense.........    52,534      51,888      44,478      36,849      26,512
Income from continuing operations before income
  taxes.............................................    28,591      30,278      24,547      14,025      10,927
Income tax expense..................................    10,150      10,908       8,721       5,166       4,272
Income from continuing operations...................    18,441      19,370      15,826       8,859       6,655
Income from discontinued operations, net of income
  taxes.............................................     6,272       6,321       1,559       3,936          --
Net income..........................................    24,713      25,691      17,385      12,795       6,655

OPERATING AND FINANCIAL DATA:
Homes closed........................................     1,411       1,638       1,620       1,205         972
Average sales price per home closed.................  $    295    $    279    $    255    $    239    $    219
New sales contracts, net of cancellations...........     1,358       1,490       1,569       1,517         984
Backlog at end of period, number of homes...........       339         392         540         591         279
Backlog at end of period, sales value...............  $ 97,675    $116,448    $137,582    $141,643    $ 60,048

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents:
  Unrestricted......................................  $  9,719    $  6,173    $  7,586    $  3,664    $    746
Inventories.........................................   162,233     149,305     166,676     141,069     102,547
Total assets........................................   342,087     327,022     328,892     245,337     139,213
Total homebuilding debt(4)..........................    87,428      75,402      97,587      83,932      66,100
Total debt(5).......................................    92,862      82,052     105,876      84,681      67,875
Stockholders' equity................................   153,812     135,309     109,618      90,112      55,691

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(1) Technical Olympic, Inc. acquired 80% of Newmark's common stock on December
    15, 1999. Consequently, Newmark's audited financial statements for 1999 present the results of operations in two columns on a predecessor and successor basis. The predecessor column includes the results of operations from January 1, 1999 to December 15, 1999. The successor column includes the results of operations from December 16, 1999 to December 31, 1999. In this table, the financial and operating data reflects the operations of Newmark on a full-year basis, which represents the total of the predecessor and successor columns.

(2) Represents revenues from homebuilding and land sales.

(3) Represents homebuilding and land cost of sales.

(4) Total homebuilding debt does not include acquisition notes payable and debt related to discontinued operations.

(5) Total debt does not include debt related to discontinued operations.

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